FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) March 11, 2005
                                                         ----------------

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


        Colorado              000-50764               20-0003432
     ---------------         ----------        --------------------------
     (State or other         (Commission       (IRS Employer File Number)
     jurisdiction of         File No.)
     incorporation)


              1440 Blake Street, Suite 310, Denver, Colorado 80202
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 468-3974
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Development Corp. and its subsidiaries.


Item 1.01
Entry into a Material Agreement
-------------------------------

On March 7, 2005, the Company entered into an arrangement with Charmar Property Acquisitions, Inc., a California corporation (Charmar), a builder and developer of commercial property. Charmar plans to develop an International House of Pancakes facility on a 46,104 square foot pad in Olive Branch, Mississippi, a suburb of Memphis, Tennessee.

The parties have formed a limited liability company for the development of the identified property. The name of the limited liability company is AARD-Charmar-Olive Branch LLC, a Colorado limited liability company. Charmar owns 49% of AARD-Charmar-Olive Branch LLC. The Company directly owns 51% of AARD-Charmar-Olive Branch LLC. The parties will split the profits each 50% from the proceeds of the sale of the project after all third party costs and expenses are paid and settled. However, the Company will receive the first $2,000,000 of its investment prior to this split. The Company expects to start funding this project immediately.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                           Across America Real Estate Development Corp.



Dated: March 11, 2005      By   /s/ Alexander V. Lagerborg
                                -----------------------------------------------
                                Alexander V. Lagerborg, Chief Executive Officer


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